UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(812) 945-7211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth at Item 1.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference thereto.

Item 1.03 Bankruptcy or Receivership.

On March 20, 2014, the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) entered an order approving a Settlement Agreement (the “Settlement Agreement”) by and among (i) Florida Gaming Corporation (the “Company”), its wholly-owned subsidiaries, Florida Gaming Centers, Inc. (“Centers”) and Tara Club Estates, Inc. (“Tara Club”), and Freedom Holding, Inc. (“Freedom”); (ii) the Committee of Unsecured Creditors (the “Committee”) of the Company and Centers in their respective bankruptcy cases, case no. 13-29598 for the Company and case no. 13-29597 for Centers; (iii) ABC Funding, LLC (“ABC”), in its capacity as agent under a Credit Agreement dated April 25, 2011, by and among ABC, as administrative agent, Centers, the Company, and the Lenders who are party thereto (the “Credit Agreement”); and (iv) William B. Collett and William B. Collett, Jr.

As previously reported on August 19, 2013, each of the Company and Centers filed voluntary petitions in bankruptcy seeking relief under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code (“Bankruptcy Code”).

As previously disclosed, in connection with their Chapter 11 cases, the Company and Centers an auction of to determine the highest and best bid for substantially all of Centers’ assets is scheduled to be held on March 25, 2014.

The Settlement Agreement provides for the complete satisfaction of all of the Company’s and Centers’ obligations under the Credit Agreement (and related agreements) and sets forth the terms by which proceeds from the sale of Centers’ assets will be distributed among ABC, the creditors of Centers, and the creditors of the Company.

The Settlement Agreement also provides for releases upon the closing of the sale of substantially all of Centers’ assets of claims which ABC and the Committee of Unsecured Creditors have against the Company and Centers. The Settlement Agreement also requires that the Company and Centers prepare and file with the Bankruptcy Court a plan of complete liquidation at least 15 days before closing of the sale of Centers’ assets.

The foregoing description of the terms of the Settlement Agreement is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement by and among (i) the Company, Centers, Inc.,Tara Club Freedom; (ii) the Committee (iii) ABC in its capacity as administrative agent under the Credit Agreement; and (iv) William B. Collett and William B. Collett, Jr. dated as of March 19, 2014.

Forward-Looking Statements

Certain of the information contained in this report and the exhibits hereto should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Florida Gaming Corporation's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Florida Gaming Corporation and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the companies' ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to operations; the potential adverse impact of the Chapter 11 cases on the companies' liquidity or results of operations; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; competitive pressures in the gaming industry; government legislation and regulation; and other risks and uncertainties set forth from time to time in Florida Gaming Corporation's reports to the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: March 26, 2014	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer